                                                                     EXHIBIT 4.2


                                    EXHIBIT B


                          REGISTRATION RIGHTS AGREEMENT



         REGISTRATION RIGHTS AGREEMENT, dated as of July 25, 2001, between COMMUNITY BANCORP INC., a Delaware corporation and registered bank holding company (the "Company"), and each person named on Exhibit I hereto (each a "Purchaser").

         1. BACKGROUND. Pursuant to a Stock Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), between the Company and the Purchasers, the Purchasers have, subject to the terms and conditions contained therein, agreed to purchase from the Company 473,504shares of the Company's voting common stock, no par value (the "Subject Shares").

         2. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                  "Closing Date" shall mean the Closing Date determined pursuant to the Purchase Agreement.

                  "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                  "Company" shall have the meaning given such term in the first paragraph of this Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

                  "Holder" is defined in Section 3.1 hereof.

                  "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

                  "Postponement Period" shall have the meaning given such term in Section 3.1(g) hereof.


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                  "Purchase Agreement" shall have the meaning given such term in
Section 1 hereof.

                  "Purchaser" shall have the meaning given such term in the first paragraph of this Agreement.

                  "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 3 hereof, including, without limitation, all registration, filing and applicable Nasdaq fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities; provided, however, that Registration Expenses shall exclude and the Holders shall pay the fees and disbursements of counsel and accountants to such Holders, underwriters' fees and expenses and underwriting discounts and commissions and transfer taxes in respect of the Registrable Securities being registered, if any, except that
(i) in the case of a registration pursuant to Section 3.1 hereof, the Company shall pay the reasonable fees and expenses of one counsel to the Holders (selected by the Holders representing more than 50% of the Registrable Securities covered by such registration), and (ii) in the case of a registration pursuant to Section 3.2 hereof, the Company shall pay the reasonable fees and expenses of one counsel to the Holders (selected by the Holders representing more than 50% of the Registrable Securities covered by such registration).

                  "Registrable Securities" means the Subject Shares acquired by the Purchasers on the Closing Date (as defined in the Purchase Agreement). As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act (as defined below) and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold as permitted by, and in compliance with, the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act, or (d) they shall have ceased to be outstanding.

                  "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act in connection with the delayed or continuous offering and sale of securities.

                  "Securities Act" means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

                  "Subject Shares" shall have the meaning given such term in
Section 1 hereof.


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         3.       REGISTRATION UNDER SECURITIES ACT, ETC.

         3.1      REGISTRATION ON REQUEST.

                  (a) REQUEST. If the Subject Shares have not yet been registered pursuant to the Securities Act and Rule 415 by or before January 25, 2003 and subject to Section 3.7 hereof, the Company shall, without further action or notice by the holders of the Subject Shares (the "Holders" and each a "Holder"), use its best efforts to effect the registration under the Securities Act and Rule 415 of all of the Registrable Securities.

                  (b)      REGISTRATION STATEMENT FORM. Registrations under this
Section 3.1 shall be on such appropriate registration form of the Commission as shall be selected by the Company. The Company agrees to include in any such registration statement all information which, in the opinion of counsel to the Holders of Registrable Securities so to be registered and counsel to the Company, is required to be included.

                  (c) EXPENSES. The Company will pay all Registration Expenses in connection with any registration requested pursuant to this Section 3.1.

                  (d) POSTPONEMENT. The Company shall be entitled to postpone for a reasonable period of time (but not exceeding 90 days) (the "Postponement Period") the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 3.1 if the Company determines, in its reasonable judgment, that such registration and offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its affiliates or would require premature disclosure thereof and promptly gives the holders of Registrable Securities requesting registration thereof pursuant to this Section 3.1 written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay.

         3.2      INCIDENTAL REGISTRATION.

                  (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES. If the Company at any time within 18 months after the Closing Date proposes to register any of its securities under the Securities Act by registration on Forms S-1, S-2 or S-3 or any successor or similar form(s) (except registrations on such Forms or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger or consolidation) it will, subject to Section 3.7 hereof, register the Subject Shares pursuant to Rule 415 of the Securities Act; provided, however, that if, prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company shall give written notice of such determination and its reasons therefor to each Holder of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation


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to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. The Company will pay all Registration Expenses in connection with any registration of Registrable Securities requested pursuant to this Section 3.2.

                  (b) NO SALE IN INCIDENTAL REGISTRATION. The obligation of the Company pursuant to this Section 3.2 relates only to the registration of the Subject Shares under the Securities Act. Holders shall have no right to include the Subject Shares for sale in any offer and sale of the Company's securities which has triggered the obligation of the Company to register the Subject Shares.

         3.3 REGISTRATION PROCEDURES. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, as provided in Sections 3.1 and 3.2 hereof, the Company will as expeditiously as possible:

                  (a) prepare and file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective; PROVIDED, HOWEVER, that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 3.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

                  (b) notify each Holder of the Commission's requests for amending or supplementing of the registration statement and the prospectus, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for such period as shall be required for the disposition of all of such Registrable Securities, PROVIDED, that except with respect to any such registration statement filed pursuant to Rule 415 under the Securities Act, such period need not exceed 120 days;

                  (c) furnish to each Holder, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request;

                  (d) use its best efforts (A) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as


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the Holders shall reasonably request, (B) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (C) to take any other action which may be reasonably necessary or advisable to enable such Holders to consummate the disposition in such jurisdictions of the securities to be sold by such Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Agreement be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                  (e) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the Holder or Holders thereof to consummate the disposition of such Registrable Securities;

                  (f) furnish to each Holder of Registrable Securities a signed counterpart of (i) an opinion of counsel for the Company, and (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountant's comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountant's comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the accountant's comfort letter, such other financial matters, and in the case of the legal opinion, such other legal matters, as the Holders of more than 50% of the Registrable Securities covered by such registration statement, or the underwriters, may reasonably request;

                  (g) notify each Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of any such Holder promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of


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the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to each such Holder a copy of any amendment or supplement to such registration statement or prospectus;

                  (i) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration; and

                  (j) use its best efforts to list all Registrable Securities covered by such registration statement on the Nasdaq National Market.

The Company may require each Holder to furnish the Company such information regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

         Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (g) of this Section 3.3, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (g) of this
Section 3.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

         3.4      [INTENTIONALLY LEFT BLANK]

         3.5 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Holders of Registrable Securities registered under such registration statement and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and, to the extent practicable, each amendment thereof or supplement thereto, and give each of them such access to its books and records (to the extent customarily given to underwriters of the Company's securities) such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         3.6      INDEMNIFICATION.

                  (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section


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3.1 or 3.2 hereof, each Holder of any Registrable Securities covered by such registration statement, its directors, officers, partners, agents and affiliates and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse such Holder and each such director, officer, partner, agent or affiliate, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Holder or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; and PROVIDED, FURTHER, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force regardless of any investigation made by or on behalf of such Holder or any such director, officer, partner, agent or affiliate or controlling Person and shall survive the transfer of such securities by such Holder.

                  (b) INDEMNIFICATION BY THE HOLDERS. As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking satisfactory to it from the prospective Holder of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this
Section 3.6) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in


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conformity with written information furnished to the Company through an instrument duly executed by such Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of such indemnifying party under this Section 3.6(b) shall be limited to the amount of proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such Holder.

                  (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 3.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 3.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                  (d) CONTRIBUTION. If the indemnification provided for in this Section 3.6 shall for any reason be held by a court to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the Holders of Registrable Securities covered by the registration statement which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by


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applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such Holders from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent, misrepresentation. Such Holders' obligations to contribute as provided in this subparagraph (d) are several and not joint in proportion to the relative value of their respective Registrable Securities covered by such registration statement. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

                  (e) OTHER INDEMNIFICATION. Indemnification and contribution similar to that specified in the preceding subdivisions of this
Section 3.6 (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

                  (f) INDEMNIFICATION PAYMENTS. The indemnification and contribution required by this Section 3.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         3.7 CONDITIONS AND LIMITATIONS ON REGISTRATIONS OF REGISTRABLE SECURITIES.

         The Company shall not be required to effect any registration of Registrable Securities if it shall deliver to the Holder or Holders an opinion of counsel (which opinion and counsel shall be reasonably satisfactory to such Holder or Holders) to the effect that the Registrable Securities requested to be registered may be sold by such Holder without registration under the Securities Act.

         4. RULE 144. The Company shall take all actions reasonably necessary to enable Holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

         5. AMENDMENTS AND WAIVERS. This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holder or Holders of at least 66-2/3% of the Registrable Securities. Each Holder of any Registrable Securities at the time or


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thereafter outstanding shall be bound by any consent authorized by this Section
5, whether or not such Registrable Securities shall have been marked to indicate such consent.

         6. NOMINEES FOR BENEFICIAL OWNERS. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company (accompanied by a written acknowledgment of, and consent to, such election by such nominee), be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects to be treated as the holder of such Registrable Securities, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

         7. NOTICES. All communications provided for hereunder shall be sent by postage-prepaid first-class mail, shall be deemed to be received three days after being sent, or, if earlier, the date of actual receipt, and shall be addressed as follows:

                  (a) If to the Purchaser, addressed to it in the manner set forth in the Purchase Agreement, or at such other address as it shall have furnished to the Company in writing;

                  (b) if to any other Holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company; or

                  (c) if to the Company, addressed to it in the manner set forth in the Purchase Agreement, or at such other address as the Company shall have furnished to each holder of Registrable Securities at the time outstanding.

         8. ASSIGNMENT; CALCULATION OF PERCENTAGE INTERESTS IN REGISTRABLE SECURITIES.

                  (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and, with respect to the Company, its respective successors and assigns and, with respect to such Purchaser, its respective successors and assigns, and any holder of any Registrable Securities, subject to the provisions respecting the minimum numbers of percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein. The Purchasers named in Exhibit I of this Agreement (and not any other Holder of Registrable Securities or any other Person) shall be permitted, in connection with a transfer or disposition of Registrable Securities permitted by the Purchase Agreement, to impose conditions or constraints on the ability of the transferee, as a Holder of Registrable Securities, to request a registration pursuant to Section 3.1 and shall provide the Company with copies of such conditions or constraints and the identity of such transferees.


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                  (b)      For purposes of this Agreement, all references to a
percentage of the Registrable Securities shall be calculated based upon the number of shares of Registrable Securities outstanding at the time such calculation is made.

         9. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

         10. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

         11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         12. TERMINATION. This Agreement shall terminate and be of no further force or effect from and after the date the Purchase Agreement shall have been terminated in accordance with its terms.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

COMMUNITY BANCORP                   PURCHASER





By:                                 By:
    ----------------------------        ----------------------------
    Name/Title                          Name/Title


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


                                    EXHIBIT I


NAMES OF PURCHASERS

Gary W. Deems IRA

Michael Patterson and Jacqueline Patterson,
  Trustees Patterson Trust U/A dated 4/11/98

Mark Nelson Baker and
   Margaret Ann Baker,
   Co-Trustees, U.T.D Oct.21, 1985

San Diego Wood Preserving Co.
   401 K Plan FBO Mark N. Baker

San Diego Wood Preserving Co.
   401 K Plan FBO Gerald N. Baker

Gerald N. Baker, Trustee,
   U.T.D Dec. 4, 1990

Baker Electric, Inc. 401 K Plan
   FBO Kent N. Baker

Financial Institution Partners III, L.P

Investors Mergers and Acquisitions Fund

G. Bruce Dunn 1992 Trust

Jeffery G. Dunn

Southern Mission Equipment Inc.
    Defined Benefit Pension Plan

Corey and Melanie Seale Family Trust

Bart Gurewitz


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